Exhibit 99.1

NEWS RELEASE

Nabors Announces Third-Quarter Results

HAMILTON, Bermuda, October 25, 2016 /PRNewswire/ — Nabors Industries Ltd. (“Nabors”) (NYSE: NBR) today reported third-quarter 2016 operating revenues of $519.7 million, compared to operating revenues of $571.6 million in the second quarter of 2016.  Net income from continuing operations, attributable to Nabors, for the current quarter was a loss of $99.0 million, or $0.35 per diluted share, compared to a loss of $183.7 million, or $0.65 per diluted share, last quarter.

Anthony Petrello, Nabors’ Chairman, President, and CEO, commented, “After a challenging downturn, we are experiencing significant utilization increases in our Lower 48 market, although spot market pricing continues to remain competitive.  Similarly, our international markets are showing signs of impending activity increases.  We are very encouraged by our customers’ acceptance of our newest rig, the PACE®-M800.  We now have contracts for the first four PACE®-M800s, with two already deployed, and awards for two more.   Likewise, the high demand for our PACE®-X rigs has brought the utilization of that fleet to over 80%.  This increased demand is beginning to exert upward pressure on pricing for these top-end rigs, although, in the near-term, our fleet average margins will remain under pressure due to expiring long-term contracts.  We are also implementing a cost-effective plan to enhance other classes of our existing AC rig fleet to incorporate most of the features of these rigs.  Regardless of how the recovery unfolds, we expect our reduced cost structure, improved performance and our various technology initiatives to significantly increase operating leverage across our global fleet.

“We recorded a sequential decline in adjusted operating income, as a modest increase in Rig Services was more than offset by reduction in one-time gains in Drilling, as compared to the second quarter.  We expect this trend in operating income to continue into the beginning of 2017 driven by lower U.S. Drilling margins and International utilization.”

Segment Results

Adjusted operating income for the Company was a loss of $72.0 million during the quarter. Drilling and Rig Services adjusted operating income was a loss of $38.4 million compared to a loss of $25.0 million in the second quarter.  Quarterly adjusted EBITDA for the Company decreased sequentially to $148.7 million, a 10% decline from the previous quarter due to a reduction in certain revenue items that were discrete to each quarter.  For the quarter, the Company averaged 163.5 rig years operating at an average gross margin of $14,029 per rig day, compared to 159.1 rigs at $15,850 per rig day in the second quarter and 187.9 rig years at an average gross margin of $13,407 per rig day in the first quarter.

International adjusted EBITDA decreased by 1% sequentially to $148.8 million.  A reduction of four  rig years in this segment was mostly offset by an increase in margin.  Compared to the third quarter, the Company expects quarterly adjusted EBITDA to remain under pressure in the near term.  The Company is encouraged by planned startups at the beginning of the year, as well as, increased tendering activity with mid-2017 start dates.  Canada operations should reflect the seasonally stronger winter activity, although the rebound should be less robust than usual.

The U.S. Drilling segment posted adjusted EBITDA of $37.3 million for the quarter, reflecting further margin erosion offset by a 7% increase in rig years.  The Lower 48 operation saw a 13% increase in rigs working compared to the second quarter, with an average rig count of 50.  The Company is currently working 61 rigs in the Lower 48 operation.  The recent start-up of rig CDR-3 and seasonal winter activity will benefit near-term Alaskan results.

Rig Services, which consists of the Company’s manufacturing, directional drilling, and complementary services, reported a loss in adjusted EBITDA of $4.3 million, representing a $6.1 million improvement over the second quarter.  This increase is primarily attributable to reduced costs and higher revenues from service and repair operations.  The Company expects this trend to continue.

William Restrepo, Nabors’ Chief Financial Officer, stated, “Third-quarter performance by our company has confirmed the trends we had foreseen after the second quarter. First, our International business has remained healthy and continues to provide strong cash generation. Second, our rig count in the Lower 48 market has rebounded. Our working rigs have increased by 66% since our trough in early April, and we have gained market share, mainly on strong demand for our PACE®-X rigs. Third, as anticipated, the daily margins for our Lower 48 rigs eroded some more, as some term contracts expired, and we added more rigs at the currently lower spot rates. We expect this deterioration to continue near-term. Finally, our focus on costs at all levels of the organization has paid off, as we have mitigated the impact of average dayrate declines in the U.S., contained our SG&A expense in the face of an uptick in rig count and controlled our capital expenditures.”

Mr. Petrello concluded, “Recent increases in Lower 48 activity and stabilizing oil prices are encouraging.   We are experiencing utilization increases across many of our AC rig classes, particularly our pad-optimal PACE®-X and M800 rigs, which are rapidly approaching full utilization.  All of our new-build rigs are deployed with our new Rigtelligent™ modular-code operating system and we have commenced retrofitting most of our AC fleet.  This operating system effectively automates routine tasks and integrates downhole processes with the rig.  The incorporation of this operating system, together with ongoing enhancements to our other AC rig classes, will give us 100 pad-optimal, high-specification, automated rigs by mid-2017.  We believe these actions position us well to address the changing market dynamic both in the United States and internationally.”

About Nabors

Nabors Industries (NYSE: NBR) owns and operates the world’s largest land-based drilling rig fleet and is a leading provider of offshore platform rigs in the United States and numerous international markets. Nabors also provides directional drilling services, performance tools, and innovative technologies throughout many of the most significant oil and gas markets. Leveraging our advanced drilling automation capabilities, Nabors’ highly skilled workforce continues to set new standards for operational excellence and transform our industry.

Forward-looking Statements

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors’ actual results may differ materially from those indicated or implied by such forward-looking statements.  The forward-looking statements contained in this press release reflect management’s estimates and beliefs as of the date of this press release.  Nabors does not undertake to update these forward-looking statements.

Non-GAAP Disclaimer

This press release presents certain “non-GAAP” financial measures.  The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Adjusted EBITDA is computed by subtracting the sum of direct costs, general and administrative expenses and research and engineering expenses from operating revenues.  Adjusted operating income (loss) is computed similarly, but also subtracts depreciation and amortization expenses from operating revenues. Net debt is computed by subtracting the sum of cash and short-term investments from total debt.  Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA and adjusted operating income exclude certain cash expenses that we are obligated to make.  However, management evaluates the performance of our operating segments and the consolidated Company based on several criteria, including adjusted EBITDA, adjusted operating income (loss), and net debt, because it believes that these financial measures accurately reflect our ongoing profitability and performance. In addition, securities analysts and investors use these measures as some of the metrics on which they analyze the company’s performance. Other companies in our industry may compute these measures differently.  A reconciliation of adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes and net debt to total debt, which are their nearest comparable GAAP financial measures, are included in the tables at the end of this press release.

Media Contact:  Dennis A. Smith, Vice President of Corporate Development & Investor Relations, +1 281-775-8038.  To request investor materials, contact Nabors’ corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail at mark.andrews@nabors.com

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per share amounts)	2016	2015	2016	2016	2015

Revenues and other income:
Operating revenues	$519,729	$847,553	$571,591	$1,688,891	$3,125,565
Earnings (losses) from unconsolidated affiliates	2	(35,100)	(54,769)	(221,918)	(29,714)
Investment income (loss)	310	(22)	270	923	2,128
Total revenues and other income	520,041	812,431	517,092	1,467,896	3,097,979

Costs and other deductions:
Direct costs	306,436	518,174	341,279	1,012,738	1,926,306
General and administrative expenses	56,078	72,032	56,624	175,036	263,272
Research and engineering	8,476	9,716	8,180	24,818	31,899
Depreciation and amortization	220,713	240,107	218,913	655,444	739,322
Interest expense	46,836	44,448	45,237	137,803	135,518
Other, net	10,392	259,731	74,607	267,403	205,227
Total costs and other deductions	648,931	1,144,208	744,840	2,273,242	3,301,544

Income (loss) from continuing operations before income taxes	(128,890)	(331,777)	(227,748)	(805,346)	(203,565)

Income tax expense (benefit)	(31,051)	(80,898)	(41,183)	(124,298)	(35,158)

Income (loss) from continuing operations, net of tax	(97,839)	(250,879)	(186,565)	(681,048)	(168,407)
Income (loss) from discontinued operations, net of tax	(12,187)	(45,275)	(984)	(14,097)	(41,067)

Net income (loss)	(110,026)	(296,154)	(187,549)	(695,145)	(209,474)
Less: Net (income) loss attributable to noncontrolling interest	(1,185)	320	2,899	990	453
Net income (loss) attributable to Nabors	$(111,211)	$(295,834)	$(184,650)	$(694,155)	$(209,021)

Amounts attributable to Nabors:
Net income (loss) from continuing operations	$(99,024)	$(250,559)	$(183,666)	$(680,058)	$(167,954)
Net income (loss) from discontinued operations	(12,187)	(45,275)	(984)	(14,097)	(41,067)
Net income (loss) attributable to Nabors	$(111,211)	$(295,834)	$(184,650)	$(694,155)	$(209,021)

Earnings (losses) per share:
Basic from continuing operations	$(.35)	$(.86)	$(.65)	$(2.41)	$(.57)
Basic from discontinued operations	(.04)	(.16)	—	(.05)	(.15)
Basic	$(.39)	$(1.02)	$(.65)	$(2.46)	$(.72)

Diluted from continuing operations	$(.35)	$(.86)	$(.65)	$(2.41)	$(.57)
Diluted from discontinued operations	(.04)	(.16)	—	(.05)	(.15)
Diluted	$(.39)	$(1.02)	$(.65)	$(2.46)	$(.72)

Weighted-average number of common shares outstanding:
Basic	276,707	284,112	276,550	276,369	285,186
Diluted	276,707	284,112	276,550	276,369	285,186

Adjusted EBITDA (1)	$148,739	$247,631	$165,508	$476,299	$904,088

Adjusted operating income (loss) (2)	$(71,974)	$7,524	$(53,405)	$(179,145)	$164,766

(1)

Adjusted EBITDA is computed by subtracting the sum of direct costs, general and administrative expenses and research and engineering expenses from operating revenues. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the Company’s consolidated results based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures reflect our ongoing profitability and performance. In addition, securities analysts and investors use this measure as one of the metrics on which they analyze our performance. Other companies in our industry may compute these measures differently. A reconciliation of this non-GAAP measure to income (loss) from continuing operations before income taxes, which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading “Reconciliation of Non-GAAP Financial Measures to Income (loss) from Continuing Operations before Income Taxes”.

(2)

Adjusted operating income (loss) is computed by subtracting the sum of direct costs, general and administrative expenses, research and engineering expenses and depreciation and amortization from operating revenues. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the Company’s consolidated results based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures reflect our ongoing profitability and performance. In addition, securities analysts and investors use this measure as one of the metrics on which they analyze our performance. Other companies in our industry may compute these measures differently. A reconciliation of this non-GAAP measure to income (loss) from continuing operations before income taxes, which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading “Reconciliation of Non-GAAP Financial Measures to Income (loss) from Continuing Operations before Income Taxes”.

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	December 31,
(In thousands)	2016	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$200,650	$255,856	$274,589
Accounts receivable, net	503,966	504,099	784,671
Assets held for sale	69,436	86,608	75,678
Other current assets	336,668	344,680	340,959
Total current assets	1,110,720	1,191,243	1,475,897
Property, plant and equipment, net	6,616,711	6,765,257	7,027,802
Goodwill	167,131	167,275	166,659
Investment in unconsolidated affiliates	889	888	415,177
Other long-term assets	529,053	531,642	452,305
Total assets	$8,424,504	$8,656,305	$9,537,840

LIABILITIES AND EQUITY
Current liabilities:
Current debt	$120	$175	$6,508
Other current liabilities	787,742	868,000	999,991
Total current liabilities	787,862	868,175	1,006,499
Long-term debt	3,475,978	3,503,172	3,655,200
Other long-term liabilities	561,970	562,260	582,273
Total liabilities	4,825,810	4,933,607	5,243,972

Equity:
Shareholders’ equity	3,591,929	3,715,850	4,282,710
Noncontrolling interest	6,765	6,848	11,158
Total equity	3,598,694	3,722,698	4,293,868
Total liabilities and equity	$8,424,504	$8,656,305	$9,537,840

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

SEGMENT REPORTING

(Unaudited)

The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except rig activity)	2016	2015	2016	2016	2015

Operating revenues:
Drilling & Rig Services:
U.S.	$116,095	$259,939	$140,342	$405,113	$1,034,929
Canada	10,444	29,929	6,617	34,555	109,182
International	363,552	516,180	401,024	1,165,631	1,413,886
Rig Services (1)	58,950	73,521	39,248	152,051	318,204
Subtotal Drilling & Rig Services	549,041	879,569	587,231	1,757,350	2,876,201

Completion & Production Services:
Completion Services	—	—	—	—	207,860
Production Services	—	—	—	—	158,512
Subtotal Completion & Production Services	—	—	—	—	366,372

Other reconciling items (2)	(29,312)	(32,016)	(15,640)	(68,459)	(117,008)
Total operating revenues	$519,729	$847,553	$571,591	$1,688,891	$3,125,565

Adjusted EBITDA: (3)
Drilling & Rig Services:
U.S.	$37,299	$94,505	$52,878	$141,412	$418,749
Canada	196	7,516	360	2,678	29,716
International	148,833	186,451	150,618	447,760	558,550
Rig Services (1)	(4,334)	(2,455)	(10,433)	(16,248)	25,469
Subtotal Drilling & Rig Services	181,994	286,017	193,423	575,602	1,032,484

Completion & Production Services:
Completion Services	—	—	—	—	(28,110)
Production Services	—	—	—	—	23,043
Subtotal Completion & Production Services	—	—	—	—	(5,067)

Other reconciling items (4)	(33,255)	(38,386)	(27,915)	(99,303)	(123,329)
Total adjusted EBITDA	$148,739	$247,631	$165,508	$476,299	$904,088

Adjusted operating income (loss): (5)
Drilling & Rig Services:
U.S.	$(58,876)	$(14,034)	$(48,328)	$(154,763)	$94,449
Canada	(10,156)	(4,085)	(10,831)	(28,265)	(5,995)
International	43,595	74,039	53,859	144,326	256,412
Rig Services (1)	(12,937)	(10,434)	(19,657)	(43,238)	864
Subtotal Drilling & Rig Services	(38,374)	45,486	(24,957)	(81,940)	345,730

Completion & Production Services:
Completion Services	—	—	—	—	(55,243)
Production Services	—	—	—	—	(3,559)
Subtotal Completion & Production Services	—	—	—	—	(58,802)

Other reconciling items (4)	(33,600)	(37,962)	(28,448)	(97,205)	(122,162)
Total adjusted operating income (loss)	$(71,974)	$7,524	$(53,405)	$(179,145)	$164,766

Earnings (losses) from unconsolidated affiliates (6)	$2	$(35,100)	$(54,769)	$(221,918)	$(29,714)

Rig activity:
Rig years: (7)
U.S.	57.3	103.0	53.7	58.6	129.8
Canada	8.8	17.2	4.2	8.5	17.5
International (8)	97.4	121.3	101.2	103.0	126.1
Total rig years	163.5	241.5	159.1	170.1	273.4
Rig hours: (9)
U.S. Production Services	—	—	—	—	129,652
Canada Production Services	—	—	—	—	23,947
Total rig hours	—	—	—	—	153,599

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(1)                     Includes our other services comprised of our drilling technology and top drive manufacturing, directional drilling, rig instrumentation and software services.

(2)                     Represents the elimination of inter-segment transactions.

(3)                     Adjusted EBITDA is computed by subtracting the sum of direct costs, general and administrative expenses and research and engineering expenses from operating revenues. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the Company’s consolidated results based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures reflect our ongoing profitability and performance.  In addition, securities analysts and investors use this measure as one of the metrics on which they analyze our performance.  Other companies in our industry may compute these measures differently.  A reconciliation of this non-GAAP measure to income (loss) from continuing operations before income taxes, which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading “Reconciliation of Non-GAAP Financial Measures to Income (loss) from Continuing Operations before Income Taxes”.

(4)                     Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(5)                     Adjusted operating income (loss) is computed by subtracting the sum of direct costs, general and administrative expenses, research and engineering expenses and depreciation and amortization from operating revenues. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the Company’s consolidated results based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures reflect our ongoing profitability and performance.  In addition, securities analysts and investors use this measure as one of the metrics on which they analyze our performance.  Other companies in our industry may compute these measures differently.  A reconciliation of this non-GAAP measure to income (loss) from continuing operations before income taxes, which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading “Reconciliation of Non-GAAP Financial Measures to Income (loss) from Continuing Operations before Income Taxes”.

(6)                     Represents our share of the net income (loss), as adjusted for our basis difference, of our unconsolidated affiliates accounted for by the equity method, including losses of $35.1 million and $54.8 million for the three months ended September 30, 2015 and June 30, 2016, respectively, and $221.9 million and $35.9 million for the nine months ended September 30, 2016 and 2015 related to our share of the net loss of C&J Energy Services, Ltd. (“C&J”), which we reported on a quarter lag through June 30, 2016.  Beginning in the third quarter of 2016, we ceased accounting for our investment in C&J under the equity method of accounting.

(7)                     Excludes well-servicing rigs, which are measured in rig hours.  Includes our equivalent percentage ownership of rigs owned by unconsolidated affiliates.  Rig years represent a measure of the number of equivalent rigs operating during a given period.  For example, one rig operating 182.5 days during a 365-day period represents 0.5 rig years.

(8)                     International rig years includes our equivalent percentage ownership of rigs owned by unconsolidated affiliates, which totaled 2.5 years during the three months ended March 31, 2015.  As of May 24, 2015, this was no longer an unconsolidated affiliate.

(9)                     Rig hours represents the number of hours that our well-servicing rig fleet operated during the period.  This fleet was included in the Completion & Production Services business that was merged with C&J Energy Services, Inc. in March 2015 and we will therefore no longer report this performance metric.

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands)	2016	2015	2016	2016	2015

Adjusted EBITDA	$148,739	$247,631	$165,508	$476,299	$904,088
Depreciation and amortization	(220,713)	(240,107)	(218,913)	(655,444)	(739,322)
Adjusted operating income (loss)	(71,974)	7,524	(53,405)	(179,145)	164,766

Earnings (losses) from unconsolidated affiliates	2	(35,100)	(54,769)	(221,918)	(29,714)
Investment income (loss)	310	(22)	270	923	2,128
Interest expense	(46,836)	(44,448)	(45,237)	(137,803)	(135,518)
Other, net	(10,392)	(259,731)	(74,607)	(267,403)	(205,227)
Income (loss) from continuing operations before income taxes	$(128,890)	$(331,777)	$(227,748)	$(805,346)	$(203,565)

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NET DEBT TO TOTAL DEBT

	September 30,	June 30,	December 31,
(In thousands)	2016	2016	2015
	(Unaudited)

Current debt	$120	$175	$6,508
Long-term debt	3,475,978	3,503,172	3,655,200
Total Debt	3,476,098	3,503,347	3,661,708
Less: Cash and short-term investments	200,650	255,856	274,589
Net Debt	$3,275,448	$3,247,491	$3,387,119

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